UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 9, 2006

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2006, Independence Holding Company issued a news release announcing 2006 Second Quarter and Six Months Results.

Item 9.01 Financial Statements and Exhibit

(c)

Exhibit:

Exhibit 99.1

News Release of Independence Holding Company dated August 9, 2006 announces 2006 Second Quarter and Six Months Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

/s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 9, 2006

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY

CONTACT:

                DAVID T. KETTIG

96 CUMMINGS POINT ROAD

         (212) 355-4141 Ext. 3047

STAMFORD, CONNECTICUT 06902

       www.Independenceholding.com

NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2006 SECOND QUARTER AND SIX MONTHS RESULTS

Stamford, Connecticut, August 9, 2006. Independence Holding Company (NYSE: IHC) today reported 2006 second quarter and six months results.

Financial Results

Revenues increased 33% to $91,469,000 for the three months ended June 30, 2006 compared to three months ended June 30, 2005 revenues of $68,982,000. Net income decreased to $2,366,000, or $.16 per share, diluted, for the three months ended June 30, 2006 compared to $5,866,000, or $.41 per share, diluted, for the three months ended June 30, 2005.

Revenues increased 32% to $178,309,000 for the six months ended June 30, 2005 compared to six months ended June 30, 2005 revenues of $134,655,000. Net income decreased to $6,395,000, or $.43 per share, diluted, for the six months ended June 30, 2006 compared to $11,618,000, or $.82 per share, diluted, for the six months ended June 30, 2005. The 2005 first six months income before taxes was positively impacted by $3,500,000 recorded in other income relating to a commutation agreement and loss cover (these agreements apply only to the 2003 and 2004 treaty years; no similar agreements are contemplated to be entered into in 2006).

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, "While we are encouraged by the significant increase in revenues for the quarter and the six months ended June 30, 2006, our net income decreased primarily due to factors that we do not expect to repeat in future quarters.  Our Medical Stop-Loss line was affected by further development on business incepting in 2005 and, to a lesser extent, in 2004, which caused reduced underwriting profitability.  We believe that the experience on business written in 2004 should now be nearly complete; consequently, we believe that business written in 2005 will be nearing completion during the second quarter of 2007.  Based upon our best estimate, the experience on business incepting in 2005 is tracking significantly better than business written in 2004, and business written in 2006 is tracking better than business incepting in 2005 at this point in time.  We also experienced an increase in death and disability claims in the second quarter of 2006, which we do not believe is a trend that will be repeated in future quarters. In addition, we incurred significant expenses (exceeding current revenue growth) related to our recent acquisitions in the fully-insured segment and expansion of staff in anticipation of accelerated growth in revenues and a continued focus on underwriting profitability in this line of business. Based on the better performance of our Medical Stop-Loss business written in 2005 and 2006, and the factors referred to above, we anticipate that future quarters will be improved, especially commencing with the first quarter of 2007. Our fully-insured segment continues to combine rapid growth with profitable underwriting returns, and we remain very confident as to the importance of this new segment to IHC in 2007 and beyond, although we did not enter into a definitive agreement to become the carrier for the previously-announced $40 million block of dental business.  On a positive note, we have entered into an agreement to become the carrier on a $13 million block of vision insurance in New York.”

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, employer-sponsored group major medical, short-term medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, short-term medical, dental, vision, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

SECOND QUARTER REPORT

JUNE 30, 2006

(In Thousands, Except Per Share Data)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues
Premiums earned	$71,290	$55,781	$137,578	$105,209
Net investment income	11,402	9,037	23,333	18,536
Fee income	7,702	1,872	15,113	4,329
Net realized and unrealized gains	50	836	467	1,084
Equity income from AMIC	183	509	359	986
Other income	842	947	1,459	4,511
	91,469	68,982	178,309	134,655

Expenses
Insurance benefits, claims and reserves	52,621	35,787	102,801	72,448
Selling, general and administrative expenses	31,665	21,028	58,814	37,536
Amortization of deferred acquisition costs	2,671	2,673	5,189	5,324
Interest expense on debt	928	865	1,831	1,710

	87,885	60,353	168,635	117,018

Income before income taxes	3,584	8,629	9,674	17,637
Income tax expense	1,218	2,763	3,279	6,019

Net Income	$2,366	$5,866	$6,395	$11,618

Basic income per common share	$.16	$.42	$.44	$.83

Weighted average basic common shares	14,862	13,916	14,679	13,962

Diluted income per common share	$.16	$.41	$.43	$.82

Weighted average diluted common shares	15,178	14,200	15,003	14,255

As of August 9, 2006, there were 15,020,224 shares outstanding, net of treasury shares.